Exhibit 23.5


                       [Lettehead of Arthur Andersen LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement of Salton Sea Funding Corporation on Form S-4 of our reports dated June 7, 1996 on the financial statments of BN Geothermal, Inc., Conejo Energy Company, San Felipe Energy Company and Niguel Energy Company incorporated by reference in the Registration Statement and to all references to our Firm included in this Amendment No. 1 to the Registration Statement.


                                               /s/ ARTHUR ANDERSEN LLP


                                               ARTHUR ANDERSEN LLP


Orange County, California
July 29, 1996